UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio	44131
(Address of principal executive offices)	(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 1, 2015, CBIZ, Inc. (the “Company”) entered into six privately negotiated exchange agreements pursuant to which it has issued 3,540,009 shares of its common stock, par value $0.01 per share (“Common Stock”), and paid additional cash consideration in exchange for $33.3 million of the Company’s outstanding 4.875% Convertible Senior Notes due 2015 (the “Notes”). The transaction was executed and closed on June 1, 2015.

The issuance of Common Stock will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively in a privately negotiated transaction where no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchange.

The Company may tender for, redeem or repurchase additional outstanding Notes. The form and timing of any such activity will be dependent on market conditions and other factors and there can be no assurance that any such transactions will be completed within any specific timetable prior to the maturity date of the Notes.

This current report on Form 8-K does not constitute an offer to exchange the Notes or other securities of the Company for Common Stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure.

The Company may conduct similar transactions with other Convertible Note holders and we intend to conduct conversations with other Note holders between now and the maturity date of October 1, 2015 to explore the potential for similar transactions to retire a portion of these notes early. The form and timing of any such activity will depend on market conditions and other factors, and there are no assurances that any such transactions will be completed prior to the end of the second quarter or prior to the maturity date of the Notes.

The Company expects to record a charge associated with this transaction of approximately $0.6 million in the second quarter of 2015 for the early retirement of debt. As a result of retiring this debt, the Company expects that interest expense will be reduced by approximately $2.2 million on an annualized basis. With this transaction to repurchase Notes, the principal amount outstanding on the Notes has been reduced from the current balance of $97.7 million to $64.4 million.

Through June 1, 2015, the Company has repurchased approximately 1.4 million shares of its common stock at a cost of approximately $12.9 million in 2015 and is currently authorized to repurchase a total of 5.0 million shares through March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2015	CBIZ, INC.

	By:	/s/ Ware H. Grove
	Name:	Ware H. Grove
	Title:	Chief Financial Officer